Exhibit 99.1

UNION PACIFIC INCREASES THIRD QUARTER EARNINGS TARGET

Lower Diesel Fuel Costs and Strong Operating Efficiency Offset Hurricane Impact

FOR IMMEDIATE RELEASE

Omaha, Neb., September 22, 2008—Union Pacific Corporation (NYSE: UNP) today announced that lower diesel fuel costs and strong operating efficiency will more than offset the impact of recent hurricanes and lower volumes. As a result, third quarter 2008 earnings are expected to be in the range of $1.28 to $1.33 per share, or growth of 28 to 33 percent versus the third quarter 2007. This exceeds the Company’s original earnings projection of $1.10 to $1.20 per share.

Currently, third quarter volumes are close to 5 percent lower year-over-year, which is below the Company’s prior expectations of a 1 to 2 percent quarterly decline. Fewer shipments of finished vehicles, automotive parts and intermodal containers are key drivers of the year-over-year decrease. More recently, Hurricanes Gustav and Ike have significantly impacted volumes, particularly chemicals and industrial products.

Although UP’s infrastructure did not sustain significant damage from the hurricanes, widespread commercial power outages associated with Hurricane Ike have impacted operations and limited the ability of customers to resume production. The Company’s current estimate for third quarter 2008 earnings includes a reduction of approximately $.10 cents per share as a result of the hurricanes, primarily Ike.

“Our team did a great job of preparing for and responding to Hurricane Ike. We deployed additional management, engineering and train crew resources to the area in advance of the storm,” said Jim Young, Chairman and Chief Executive Officer. “This helped us to quickly restore rail service to the affected areas, and we are working with our customers on their plans to resume operations.”

The impact of the hurricanes, as well as generally weaker than anticipated volumes, is expected to be more than offset by lower quarterly diesel fuel prices, ongoing efficiency gains as well as a favorable business mix. Third quarter 2008 average diesel fuel price is expected to be roughly $3.70 per gallon, versus the originally forecasted price of $4.00 per gallon. This decline will add roughly $.10 per share to third quarter earnings.

“Since July, crude oil prices have dropped considerably, lowering our diesel fuel expense for the quarter,” said Rob Knight, Chief Financial Officer. “Because Union Pacific does not yet fully recover higher fuel costs through its various fuel surcharge programs, lower diesel fuel prices help our bottom line. This stronger than expected third quarter performance will change our full year earnings targets as well, but the magnitude is somewhat uncertain as we continue to review our outlook for fourth quarter volumes and fuel price.”

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Operationally, Union Pacific continues to improve its performance, increasing network velocity and improving terminal dwell times. Third quarter 2008 average train speed is up more than 10 percent versus third quarter 2007.

“Our Company is making significant gains with its service efficiency, driving increased reliability for our customers and greater profitability for our shareholders,” said Young.

About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country and serves the fastest-growing U.S. population centers. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad offers competitive long-haul routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Additional information is available at our Web site: www.up.com.

Contact for investors is Jennifer Hamann at 402-544-4227.

Contact for media is Donna Kush at (402) 544-3753.

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically statements of management regarding the estimated impact of Hurricanes Gustav and Ike, and expectation’s regarding fuel prices and the Corporation’s business outlook and financial performance for the third and fourth quarters. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: expectations as to continued or increasing demand for rail transportation services; expectations regarding operational improvements, including the effectiveness of network management initiatives that have been or will be implemented to improve operations, customer service, and shareholder returns; expectations as to increased returns, cost savings, revenue growth, and earnings; expectations regarding fuel price and our ability to mitigate fuel costs; the time by which certain objectives will be achieved, including expected improvements in operations and implementation of network management initiatives; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and statements of management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results

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will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.

Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2007, which was filed with the SEC on February 28, 2008. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the Web site is not, and should not be deemed to be, incorporated by reference herein.

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